PART II - OFFERING CIRCULAR

Keystone Investors - Urban Node Fund II, LP

(the “Company”)

Preliminary Offering Circular dated September 27, 2018

The Company is hereby providing the information required by Part I of Form S-11 (17 9 CFR 239.18) and are following the requirements for a smaller reporting company as it meets the definition of that term in Rule 405 (17 CFR 230.405).

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular (“Offering Circular”) is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. The Company may elect to satisfy its obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

We are offering 1,000,000 Class A Interests (“Interests” or “Class A Interests”) at $50 per Interest (the “Offering.”) through Keystone Investors - Urban Node Fund II GP, LLC (“General Partner.”) Purchasers shall become Class A Limited Partners in the Company. Funds will be made immediately available to the Company once the Company raises a minimum of $1,000,000 (“Minimum Offering”) in a designated escrow account in the Company’s name for the purposes of acquiring real estate assets.

The minimum accepted from any Subscriber is $25,000 unless this minimum amount exceeds 10% of an individual investor’s net worth in which case, the General Partner may elect to accept a lesser amount. Subscription funds may remain in the Company’s segregated account for up to 180 days from the first date of deposit.

This Offering terminates in 365 days after commencement of this Offering. There are no provisions for the return of funds once the minimum of 20,000 Interests are sold. No commissions will be paid for the sale of the Interests offered by the Company.

Class A Interests (Unit)	Price to Investors	Sellers’ Commissions	Proceeds to the Company
Per Unit or Interest	$50	$0.00	$50
Minimum Offering	$1,000,000	$0.00	$1,000,000
Maximum Offering	$50,000,000	$0.00	$50,000,000

No public market currently exists for our Interests. The Company will be managed by Keystone Investors - Urban Node Fund II GP, LLC, a California limited liability company, which is managed by Austin Nissly. The Company has set a minimum investment requirement of $25,000 unless this minimum amount exceeds 10% of an individual investor’s net worth in which case, the General Partner may elect to accept a lesser amount. We intend to place the funds into a segregated account that will be in the Company’s name. Subscription funds may remain in the Company’s segregated account for up to 180 days from the first date of deposit. This will not be an escrow account. Purchasers of our Interests qualified hereunder may be unable to sell their securities because there may not be a public market for our securities. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

The transfer of Interests is limited. A Limited Partner may assign his, her or its Interests only if certain conditions set forth in the Limited Partnership Agreement are satisfied. Please see those conditions on page 35 under “Withdrawal and Redemption Policy.”

The Company has been formed to acquire various real estate related assets, with a focus on value-add multifamily properties in urban neighborhoods within the Greater Los Angeles Area.

The Company is considered an “emerging growth company” under Section 101(a) of the Jumpstart Our Business Startups Act as it is an issuer that had total annual gross revenues of less than $1 billion during its most recently completed fiscal year.

Our independent auditors included an explanatory paragraph in the report on our 2018 financial statements related to the uncertainty in our ability to continue as a going concern.

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Some of our Risk Factors include:

•	We are an emerging growth company with a limited operating history.
•	Subscribers will have limited control in our company with limited voting rights. The General Partner will manage the day to day operations of the Company.
•	We may require additional financing, such as bank loans, outside of this offering in order for our operations to be successful.
•	We have not conducted any revenue-generating activities and as such have not generated any revenue since inception.
•	Our offering price is arbitrary and does not reflect the book value of our Class A Interests.
•	Investments in real estate and real estate related assets are speculative and we will be highly dependent on the performance of the real estate market.
•	Our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the Offering.
•	The Company does not currently own any assets.

By purchasing Interests, Subscribers are bound by the dispute resolution provisions contained in our Limited Partnership Agreement which limits your ability to bring class action lawsuits or seek remedy on a class basis. The dispute resolution process provisions do not apply to claims under the federal securities laws. By agreeing to the dispute resolution process, including mandatory arbitration, investors will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder.

See the section entitled “RISK FACTORS” beginning on page 7 for a more comprehensive discussion of risks to consider before purchasing our Class A Interests.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS.”

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING CIRCULAR REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF CALIFORNIA. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

The Company may be reached at the following:

236 BICKNELL AVENUE APT 11

SANTA MONICA, CA 90405

Phone: 724-809-9710

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PROSPECTUS SUMMARY

This summary contains basic information about us and the Offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire Prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to "we," "our," "us," “the Company,” “Keystone Investors - Urban Node Fund II,” and "KI-UNFII," refer to Keystone Investors - Urban Node Fund II, LP.

We were formed on April 24, 2018 and have not yet commenced operations.

We are not a blank check company and do not consider ourselves to be a blank check company as we:

•	Have a specific business plan. We have provided a detailed plan for the next twelve (12) months throughout our Offering Circular.

•	Have no intention of entering into a reverse merger with any entity in an unrelated industry in the future.

Since our inception through May 31, 2018, we have not generated any revenues and have incurred a net loss of $0. We anticipate the commencement of generating revenues in the next twelve months. The capital raised in this offering has been budgeted to cover the costs associated with beginning to operate our company and acquisition related costs. We intend on using nearly all of the proceeds from this Offering for the acquisition of properties. However, closing and other acquisition related costs such as title insurance, professional, fees and taxes will likely require cash. We do not have the ability to quantify any of the expenses as they will all depend on size of deal, price, due diligence performed (such as appraisal, environmental, property condition reports), legal and accounting, etc. There is no way to predict or otherwise detail expenses.

We intend on engaging in the following activities:

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Purchase multifamily properties that have potential to be or are cash flow positive, meaning properties that have a positive monthly income after all expenses (interest, amortization, operating expenses, taxes) and maintenance reserves are paid. In order to determine if a property is “cash flow positive” our General Partner will review the total gross rent, income, and receipts from the property and subtract any and all expenses including utilities, taxes, insurance, maintenance, and other reserve expenses. If this number is a positive number, the Company will deem the property “cash flow positive.”

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Invest in any opportunity our General Partner sees fit within the confines of the market so long as those investments are real estate related and within the investment objectives of the Company. It is expected that the Company will only use the proceeds in this Offering to purchase multifamily properties.

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In all cases, the debt on any given property must be such that it fits with the Investment Policies of the Company. We intend on leveraging our properties up to a maximum of 60% of their value, with a target total leverage of 60%.

The Company does not currently own any assets. Please see our “DESCRIPTION OF BUSINESS” on page 24. We believe we will need about $12,000 to provide working capital and about $10,000 for professional fees for the next 12 months. The $12,000 of working capital will only be reimbursed after a minimum of $5,000,000 has been raised. The General Partner will be reimbursed 50% of the expenses after a minimum of $2,500,000 is raised. Also, the $10,000 of professional fees will likely be lower if less than $5,000,000 is raised.

As of the date of this Offering, we have one principal of our General Partner who we anticipate will be devoting all of his working hours to the Company going forward. Austin Nissly, through our General Partner, will be in charge of our day to day operations until such time that we need to hire other personnel. Nearly all of the proceeds of the offering will be spent on property acquisitions.

Some of our Risk Factors include:

•	We are an emerging growth company with a limited operating history.

•	Subscribers will have limited control in our company with limited voting rights. The General Partner will manage the day to day operations of the Company.

•	We may require additional financing, such as bank loans, outside of this offering in order for our operations to be successful.

•	We have not conducted any revenue-generating activities and as such have not generated any revenue since inception.

•	Our offering price is arbitrary and does not reflect the book value of our Class A Interests.

•	Investments in real estate and real estate related assets are speculative and we will be highly dependent on the performance of the real estate market.

•	Our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the Offering.

•	The Company does not currently own any assets.

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EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT

We are an emerging growth company. An emerging growth company is one that had total annual gross revenues of less than $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest $1,000,000) during its most recently completed fiscal year. We would lose our emerging growth status if we were to exceed $1,000,000,000 in gross revenues. We are not sure this will ever take place.

Because we are an emerging growth company, we have the exemption from Section 404(b) of Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), we are now exempt from the internal control assessment required by subsection (a) that requires each independent auditor that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer. We are also not required to receive a separate resolution regarding either executive compensation or for any golden parachutes for our executives so long as we continue to operate as an emerging growth company.

We hereby elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

We will lose our status as an emerging growth company in the following circumstances:

•	The end of the fiscal year in which our annual revenues exceed $1 billion.

•	The end of the fiscal year in which the fifth anniversary of our IPO occurred.

•	The date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt.

•	The date on which we qualify as a large accelerated filer.

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RISK FACTORS

Investors in the Company should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

General Risks Related to Our Business

We were organized in April 2018 and have recently commenced operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a probability of losing their investment.

We were organized in April 2018 and have not yet started operations. As a result of our start-up operations we have; (i) generated no revenues, (ii) will accumulate deficits due to organizational activities and professional fees since we organized. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate capital, the availability of properties for purchase, the level of our competition, and our ability to attract and maintain key management and employees.

Our independent auditors have expressed in their report substantial doubt about our ability to continue as a going concern.

The Company's ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.

You may not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

You will be unable to evaluate the economic merit of our real estate investments before we invest in them and you will be entirely relying on the ability of Keystone Investors - Urban Node Fund II GP, LLC, our General Partner, to select our investments. Furthermore, our General Partner will have broad discretion in implementing policies regarding tenant or mortgagor creditworthiness, and you will not have the opportunity to evaluate potential tenants or lenders. These factors increase the risk that your investment may not generate returns comparable to our competitors.

We are significantly dependent on Austin Nissly. The loss or unavailability of his services would have an adverse effect on our business, operations, and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of Austin Nissly. It would be difficult to replace Austin Nissly at such an early stage of development of the Company. The loss by or unavailability of his services would have an adverse effect on our business, operations and prospects, in that our inability to replace Austin Nissly could result in the loss of one's investment. There can be no assurance that we would be able to locate or employ personnel to replace Mr. Nissly should his services be discontinued. In the event that we are unable to locate or employ personnel to replace Mr. Nissly, we would be required to cease pursuing our business opportunity, which could result in a loss of your investment.

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Our General Partner will have complete control over the Company and will therefore make all decisions of which Limited Partners will have no control.

Keystone Investors - Urban Node Fund II GP, LLC, our General Partner, shall make certain decisions without input by the Limited Partners. Such decisions may pertain to employment decisions, the appointment of other officers and General Partners, and whether to enter into material transactions with related parties.

An investment in the Interests is highly illiquid. You may never be able to sell or otherwise dispose of your Interests.

Since there is no public trading market for our Interests, you may never be able to liquidate your investment or otherwise dispose of your Interests. The Company does currently have a redemption program, but there is no guarantee that the Company will ever redeem or "buy back" your Interests. Further, no one is allowed to redeem their Interests until sixty (60) months after the Interests were purchased.

Risks Related to the Real Estate Business in General

The profitability of attempted acquisitions is uncertain.

We intend to acquire properties selectively. Acquisition of properties entails risks that investments will fail to perform in accordance with expectations. In undertaking these acquisitions, we will incur certain risks, including the expenditure of funds on, and the devotion of management's time to, transactions that may not come to fruition. Additional risks inherent in acquisitions include risks that the properties will not achieve anticipated sales price or occupancy levels and that estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. Expenses may be greater than anticipated.

Real estate investments are illiquid.

Because real estate investments are relatively illiquid, our ability to vary our portfolio promptly in response to economic or other conditions will be limited. The foregoing and any other factor or event that would impede our ability to respond to adverse changes in the performance of our investments could have an adverse effect on our financial condition and results of operations.

Rising expenses could reduce cash flow and funds available for future acquisitions.

Our properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, administrative and other expenses. If we are unable to lease properties on a basis requiring the tenants to pay all or some of the expenses, we would be required to pay those costs, which could adversely affect funds available for future acquisitions or cash available for distributions.

If we purchase assets at a time when the multifamily real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase may not appreciate or may decrease in value.

The multifamily real estate markets often experience a substantial influx of capital from investors worldwide. This substantial flow of capital, combined with significant competition for real estate and the strength in the economy, may result in inflated purchase prices for such assets. To the extent we purchase real estate in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets.

A multifamily property's income and value may be adversely affected by national and regional economic conditions, local real estate conditions, oversupply of properties or a reduction in demand for properties, availability of "for sale" properties, competition from other similar properties, our ability to provide adequate maintenance, insurance and management services, increased operating costs (including real estate taxes), the attractiveness and location of the property and changes in market rental rates. Our income will be adversely affected if a significant number of tenants are unable to pay rent or if our properties cannot be rented on favorable terms. Our performance is linked to economic conditions in the regions where our properties will be located and in the market for multifamily space generally. Therefore, to the extent that there are adverse economic conditions in those regions, and in these markets generally, that impact the applicable market rents, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to you.

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We will depend on tenants for our revenue and therefore our revenue may depend on the success and economic viability of our tenants.

We will be highly dependent on income from tenants. Our financial results will depend in part on leasing space in the properties we acquire to tenants on economically favorable terms.

In the event of a tenant default we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. A default of a substantial tenant, or number of tenants at any one time, on lease payments to us would cause us to lose the revenue associated with such lease(s) and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. Therefore, lease payment defaults by tenant(s) could cause us to lose our investment or reduce the amount of distributions to Limited Partners.

We may not make a profit if we sell a property.

The prices that we can obtain when we determine to sell a property will depend on many factors that are presently unknown, including the operating history, tax treatment of real estate investments, demographic trends in the area and available financing. There is a risk that we will not realize any significant appreciation on our investment in a property. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

This offering is a blind pool offering, and therefore, Limited Partners will not have the opportunity to evaluate some of our investments before we make them, which makes investments more speculative.

We will seek to invest substantially all of the net offering proceeds from this Offering, after the payment of fees and expenses, in the acquisition of or investment in interests in assets. However, because, as of the date of this prospectus, we have not identified the assets we expect to acquire and because our Limited Partners will be unable to evaluate the economic merit of assets before we invest in them, they will have to rely on the ability of our General Partner to select suitable and successful investment opportunities. These factors increase the risk that our Limited Partners’ investment may not generate returns comparable to our competitors.

Our properties may not be diversified.

Our potential profitability and our ability to diversify our investments may be limited, both geographically and by type of properties purchased. We will be able to purchase additional properties only as additional funds are raised. Our properties may not be well diversified, and their economic performance could be affected by changes in local economic conditions.

Our performance is therefore linked to economic conditions in the regions in which we will acquire properties and in the market for real estate properties generally. Therefore, to the extent that there are adverse economic conditions in the regions in which our properties are located and in the market for real estate properties, such conditions could result in a reduction of our income and cash to return capital and thus affect the amount of distributions we can make to you.

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Competition with third parties in acquiring and operating properties may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Specifically, there are numerous commercial developers, real estate companies, and foreign investors that operate in the markets in which we may operate, who will compete with us in acquiring properties.

Many of these entities have significant financial and other resources, allowing them to compete effectively with us. Competitors with substantially greater financial resources than us may be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of entities in which investments may be made or risks attendant to a geographic concentration of investments. Demand from third parties for properties that meet our investment objectives could result in an increase of the price of such properties. If we pay higher prices for properties, our profitability may be reduced, and you may experience a lower return on your investment. In addition, our properties may be located in close proximity to other properties that will compete against our properties for tenants. Many of these competing properties may be better located and/or appointed than the properties that we will acquire, giving these properties a competitive advantage over our properties, and we may, in the future, face additional competition from properties not yet constructed or even planned. This competition could adversely affect our business. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rent charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for residential renters. In addition, our ability to charge premium rental rates to tenants may be negatively impacted. This increased competition may increase our costs of acquisitions or lower the occupancies and the rent we may charge tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties which we would not have otherwise made, thus affecting cash available for distributions to you.

We may not have control over costs arising from rehabilitation or repairs.

We may elect to acquire properties which require rehabilitation. Consequently, we intend to retain independent general contractors to perform the physical rehabilitation and/or construction work, and we will be subject to risks in connection with a contractor's ability to control rehabilitation and/or construction costs, the timing of completion of rehabilitation and/or construction, and a contractor's ability to build in conformity with plans and specifications.

Inventory or available properties might not be sufficient to realize our investment goals.

We may not be successful in identifying suitable real estate properties or other assets that meet our acquisition criteria, or consummating acquisitions or investments on satisfactory terms. Failures in identifying or consummating acquisitions would impair the pursuit of our business plan. Limited Partners ultimately may not like the location, lease terms or other relevant economic and financial data of any real properties or other assets that we may acquire in the future. Moreover, our acquisition strategy could involve significant risks that could inhibit our growth and negatively impact our operating results, including the following: increases in asking prices by acquisition candidates to levels beyond our financial capability or to levels that would not result in the returns required by our acquisition criteria; diversion of management’s attention to expansion efforts; unanticipated costs and contingent or undisclosed liabilities associated with acquisitions; and difficulties entering markets in which we have no or limited experience.

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The consideration paid for our target acquisition may exceed fair market value, which may harm our financial condition and operating results.

The consideration that we pay will be based upon numerous factors, and the target acquisition may be purchased in a negotiated transaction rather than through a competitive bidding process. We cannot assure anyone that the purchase price that we pay for a target acquisition or its appraised value will be a fair price, that we will be able to generate an acceptable return on such target acquisition, or that the location, lease terms or other relevant economic and financial data of any properties that we acquire will meet acceptable risk profiles. We may also be unable to lease vacant space or renegotiate existing leases at market rates, which would adversely affect our returns on a target acquisition. As a result, our investments in our target acquisition may fail to perform in accordance with our expectations, which may substantially harm our operating results and financial condition.

The failure of our properties to generate positive cash flow or to appreciate in value would most likely preclude our Limited Partners from realizing a return on their Interest ownership.

There is no assurance that our real estate investments will appreciate in value or will ever be sold at a profit. The marketability and value of the properties will depend upon many factors beyond the control of our management. There is no assurance that there will be a ready market for the properties, since investments in real property are generally non-liquid. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by it, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Moreover, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure any person that we will have funds available to correct those defects or to make those improvements. In acquiring a property, we may agree to lockout provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These lockout provisions would restrict our ability to sell a property. These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties could significantly harm our financial condition and operating results.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties or investments in our portfolio in response to changing economic, financial and investment conditions may be limited. In particular, these risks could arise from weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. We may be unable to realize our investment objectives by sale, other disposition or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. An exit event is planned, but is subject to the General Partner’s discretion.

Risks Related to Financing

We might obtain lines of credit and other borrowings, which increases our risk of loss due to potential foreclosure.

We may obtain lines of credit and long-term financing that may be secured by our assets. As with any liability, there is a risk that we may be unable to repay our obligations from the cash flow of our assets. Therefore, when borrowing and securing such borrowing with our assets, we risk losing such assets in the event we are unable to repay such obligations or meet such demands.

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We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of our investors’ investments.

Our policies do not limit us from incurring debt until our total liabilities would be at 60% of the value of the assets of the Company. We intend to borrow as much as 60% of the value of our properties. We do not currently own any properties. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of our investors’ investments.

Risks Related to Our Corporate Structure

We do not set aside funds in a sinking fund to pay distributions or redeem the Interests, so you must rely on our revenues from operations and other sources of funding for distributions and withdrawal requests. These sources may not be sufficient to meet these obligations.

We do not contribute funds on a regular basis to a separate account, commonly known as a sinking fund, to pay distributions on or redeem the Interests at the end of the applicable non-withdrawal period. Accordingly, you will have to rely on our cash from operations and other sources of liquidity, such as borrowed funds and proceeds from future offerings of securities, for distributions payments and payments upon withdrawal. Our ability to generate revenues from operations in the future is subject to general economic, financial, competitive, legislative, statutory and other factors that are beyond our control. Moreover, we cannot assure you that we will have access to additional sources of liquidity if our cash from operations are not sufficient to fund distributions to you. Our need for such additional sources may come at undesirable times, such as during poor market or credit conditions when the costs of funds are high and/or other terms are not as favorable as they would be during good market or credit conditions. The cost of financing will directly impact our results of operations, and financing on less than favorable terms may hinder our ability to make a profit. Your right to receive distributions on your Interests is junior to the right of our general creditors to receive payments from us. If we do not have sufficient funds to meet our anticipated future operating expenditures and debt repayment obligations as they become due, then you could lose all or part of your investment. We currently do not have any revenues.

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a Limited Partner.

Our General Partner determines our major policies, including our policies regarding financing, growth and debt capitalization. Our General Partner may amend or revise these and other policies without a vote of the Limited Partners. Our General Partner’s broad discretion in setting policies and our Limited Partners’ inability to exert control over those policies increases the uncertainty and risks you face as a Limited Partner. In addition, our General Partner may change our investment objectives without seeking Limited Partner approval. Although our General Partner has fiduciary duties to our Limited Partners and intends only to change our investment objectives when the board determines that a change is in the best interests of our Limited Partners, a change in our investment objectives could cause a decline in the value of your investment in our company.

Our ability to make distributions to our Limited Partners is subject to fluctuations in our financial performance, operating results and capital improvement requirements.

Currently, our strategy includes paying a preferred return to investors under this Offering that would result in a return on investment of approximately 7.0% annualized, of which there is no guarantee. In the event of downturns in our operating results, unanticipated capital improvements to our properties, or other factors, we may be unable to declare or pay distributions to our Limited Partners. The timing and amount of distributions are the sole discretion of our General Partner who will consider, among other factors, our financial performance, any debt service obligations, any debt covenants, our taxable income and capital expenditure requirements. We cannot assure you that we will generate sufficient cash to fund distributions.

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Investors will not receive the benefit of the regulations provided to real estate investment trusts or investment companies.

We are not a real estate investment trust and enjoy a broader range of permissible activities. Under the Investment Company Act of 1940, an “investment company” is defined as an issuer which is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities; is engaged or proposes to engage in the business of issuing face-amount certificates of the installment type, or has been engaged in such business and has any such certificate outstanding; or is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40 per centum of the value of such issuer’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis.

We intend to operate in such manner as not to be classified as an "investment company" within the meaning of the Investment Company Act of 1940 as we intend on primarily holding real estate. The management and the investment practices and policies of ours are not supervised or regulated by any federal or state authority. As a result, investors will be exposed to certain risks that would not be present if we were subjected to a more restrictive regulatory situation.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted

If we are ever deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

The exemption from the Investment Company Act of 1940 may restrict our operating flexibility. Failure to maintain this exemption may adversely affect our profitability.

We do not believe that at any time we will be deemed an “investment company” under the Investment Company Act of 1940 as we do not intend on trading or selling securities. Rather, we intend to hold and manage real estate. However, if at any time we may be deemed an “investment company,” we believe we will be afforded an exemption under Section 3(c)(5)(C) of the Investment Company Act of 1940, as amended (referred to in this Offering as the “1940 Act”). Section 3(c)(5)(C) of the 1940 Act excludes from regulation as an “investment company” any entity that is primarily engaged in the business of purchasing or otherwise acquiring “mortgages and other liens on and interests in real estate”. To qualify for this exemption, we must ensure our asset composition meets certain criteria. Generally, 55% of our assets must consist of qualifying mortgages and other liens on and interests in real estate and the remaining 45% must consist of other qualifying real estate-type interests. Maintaining this exemption may adversely impact our ability to acquire or hold investments, to engage in future business activities that we believe could be profitable, or could require us to dispose of investments that we might prefer to retain. If we are required to register as an “investment company” under the 1940 Act, then the additional expenses and operational requirements associated with such registration may materially and adversely impact our financial condition and results of operations in future periods.

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The Company agrees to indemnify the General Partner through the Limited Partnership Agreement. Individuals agree to indemnify the Company through the Subscription Agreement.

Subject to certain limitations, our Limited Partnership limits the liability of the General Partner, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to the General Partner. This indemnification, however, is limited to the assets of the Company.

The Limited Partnership Agreement provides that to the fullest extent permitted by applicable law, the General Partner will not be liable to us. In addition, pursuant to our Limited Partnership Agreement, we have agreed to indemnify the General Partner, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of our Company and attorney’s fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to the Company.

If an individual Limited Partner is found have made misrepresentations in accordance with either the Subscription Agreement or the Limited Partnership Agreement, they may need to indemnify the Company in the event such misrepresentations have caused harm to the Company. For example, if a Limited Partner if all information provided by the Subscriber is not true and accurate in all respects, to the extent that it causes harm to the Company, the Limited Partner may be compelled to indemnify the Company. Such costs of indemnification are unknown.

Insofar as the foregoing provisions permit indemnification of directors, officers, or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

NOTICE REGARDING AGREEMENT TO USE ALTERNATIVE DISPUTE RESOLUTION

THE LIMITED PARTNERSHIP AGREEMENT REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF CALIFORNIA. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

ADDITIONAL RISK FACTOR ARBITRATION:

The Limited Partnership Agreement contains a mandatory dispute resolution process which may limit the rights of investors to some legal remedies and forums otherwise available. This Agreement contains a provision which requires that all claims arising from Limited Partner's investment in the Company be resolved through arbitration.

For Limited Partners’ information:

(a)Arbitration is final and binding on the parties;

(b) The parties are waiving their right to seek remedies in court, including the right to jury trial; (c) Pre-arbitration discovery is generally more limited than and potentially different in form and scope from court proceedings

(d) The Arbitration Award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of a ruling by the arbitrators is strictly limited;

(e) The panel of arbitrators may include a minority of persons engaged in the securities industry. Such arbitration provision limits the rights of an investor to some legal remedies and rights otherwise available.

The dispute resolution process provisions do not apply to claims under the federal securities laws. By agreeing to the dispute resolution process, including mandatory arbitration, investors will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder.

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Insurance Risks

We may suffer losses that are not covered by insurance.

The geographic areas in which we invest in properties may be at risk for damage to property due to certain weather-related and environmental events, including such things as severe thunderstorms, flooding, sinkholes, and earthquakes. To the extent possible, the General Partner may, but is not required to attempt to acquire insurance against fire or environmental hazards. However, such insurance may not be available in all areas, nor are all hazards insurable as some may be deemed acts of God or be subject to other policy exclusions.

Furthermore, an insurance company may deny coverage for certain claims, and/or determine that the value of the claim is less than the cost to restore the property, and a lawsuit could have to be initiated to force them to provide coverage, resulting in further losses in income to the Company. Additionally, properties may now contain or come to contain mold, which may not be covered by insurance and has been linked to health issues.

Federal Income Tax Risks

The Internal Revenue Service may challenge our characterization of material tax aspects of your investment in the Interests.

An investment in Interests involves material income tax risks which are discussed in detail in the section of this offering entitled “TAX TREATMENT OF COMPANY AND ITS SUBSIDIARIES” starting on page 31. You are urged to consult with your own tax advisor with respect to the federal, state, local and foreign tax considerations of an investment in our Interests. We may or may not seek any rulings from the Internal Revenue Service regarding any of the tax issues discussed herein. Accordingly, we cannot assure you that the tax conclusions discussed in this offering, if contested, would be sustained by the IRS or any court. In addition, our legal counsel is unable to form an opinion as to the probable outcome of the contest of certain material tax aspects of the transactions described in this offering, including whether we will be characterized as a “dealer” so that sales of our assets would give rise to ordinary income rather than capital gain and whether we are required to qualify as a tax shelter under the Internal Revenue Code. Our counsel also gives no opinion as to the tax considerations to you of tax issues that have an impact at the individual or partner level.

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You may realize taxable income without cash distributions, and you may have to use funds from other sources to fund tax liabilities.

As a Limited Partner of the Company, you will be required to report your allocable share of our taxable income on your personal income tax return regardless of whether you have received any cash distributions from us. Although unlikely, it is possible that your Interests will be allocated taxable income in excess of your cash distributions. We cannot assure you that cash flow will be available for distribution in any year. As a result, you may have to use funds from other sources to pay your tax liability.

You may not be able to benefit from any tax losses that are allocated to your Interests.

Interests may be allocated their share of tax losses should any arise. Section 469 of the Internal Revenue Code limits the allowance of deductions for losses attributable to passive activities, which are defined generally as activities in which the taxpayer does not materially participate. Any tax losses allocated to investors will be characterized as passive losses, and, accordingly, the deductibility of such losses will be subject to these limitations. Losses from passive activities are generally deductible only to the extent of a taxpayer’s income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or “portfolio income”, which includes non-business income derived from dividends, interest, royalties, annuities and gains from the sale of property held for investment. Accordingly, you may receive no benefit from your share of tax losses unless you are concurrently being allocated passive income from other sources.

We may be audited which could subject you to additional tax, interest and penalties.

Our federal income tax returns may be audited by the Internal Revenue Service. Any audit of the Company could result in an audit of your tax return. The results of any such audit may require adjustments of items unrelated to your investment, in addition to adjustments to various Company items. In the event of any such audit or adjustments, you might incur attorneys’ fees, court costs and other expenses in contesting deficiencies asserted by the Internal Revenue Service. You may also be liable for interest on any underpayment and penalties from the date your tax was originally due. The tax treatment of all Company items will generally be determined at the Company level in a single proceeding rather than in separate proceedings with each Limited Partner, and our General Partner is primarily responsible for contesting federal income tax adjustments proposed by the Internal Revenue Service. In such a contest, our General Partner may choose to extend the statute of limitations as to all Limited Partners and, in certain circumstances, may bind the Limited Partners to a settlement with the Internal Revenue Service. Further, our General Partner may cause us to elect to be treated as an electing large Company. If it does, we could take advantage of simplified flow-through reporting of Company items. Adjustments to Company items would continue to be determined at the Company level however, and any such adjustments would be accounted for in the year they take effect, rather than in the year to which such adjustments relate. Our General Partner will have the discretion in such circumstances either to pass along any such adjustments to the Limited Partners or to bear such adjustments at the Company level.

State and local taxes and a requirement to withhold state taxes may apply, and if so, the amount of net cash to you would be reduced.

The state in which you reside may impose an income tax upon your share of our taxable income. Further, states in which we will own properties may impose income taxes upon your share of our taxable income allocable to any Company property located in that state. We intend on conducting most of our business within the state of California. Many states have implemented or are implementing programs to require companies to withhold and pay state income taxes owed by non-resident Limited Partners relating to income-producing properties located in their states, and we may be required to withhold state taxes from cash distributions otherwise payable to you. You may also be required to file income tax returns in some states and report your share of income attributable to ownership and operation by the Company of properties in those states. In the event we are required to withhold state taxes from your cash distributions, the amount of the net cash from operations otherwise payable to you would be reduced. In addition, such collection and filing requirements at the state level may result in increases in our administrative expenses that would have the effect of reducing cash available for distribution to you. You are urged to consult with your own tax advisors with respect to the impact of applicable state and local taxes and state tax withholding requirements on an investment in our Interests.

16

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our Interests. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect your taxation as a Limited Partner. Any such changes could have an adverse effect on an investment in our Interests or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in Interests and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our Interests.

DETERMINATION OF OFFERING PRICE

Our Offering Price is arbitrary with no relation to value of the company. This Offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the Class A Interests offered under this offering.

If the maximum amount of Class A Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Class A Interests outstanding.

If the minimum amount of Class A Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Class A Interests outstanding.

PLAN OF DISTRIBUTION

This Offering shall remain open for one year following the Qualification Date of this Offering.

The Class A Interests (Interests) are self-underwritten and are being offered and sold by the Company on a minimum/maximum basis. No compensation will be paid to any principal, the General Partner, or any affiliated company or party with respect to the sale of the Class A Interests. This means that no compensation will be paid with respect to the sale of the Class A Interests to Mr. Nissly or affiliated companies. We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they a) perform substantial duties at the end of the offering for the issuer; b) are not broker dealers; and c) do not participate in selling securities more than once every 12 months, except for any of the following activities: i) preparing written communication, but no oral solicitation; or ii) responding to inquiries provided that the content is contained in the applicable registration statement; or iii) performing clerical work in effecting any transaction. Neither the Company, its General Partner, nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are therefore not brokers nor are they dealers. All subscription funds which are accepted will be deposited directly into the Company’s account. This account is not held by an escrow agent. Subscription funds placed in the segregate, Company account may only be released if the Minimum Offering Amount is raised within the Offering Period. The purchase price for the Class A Interests is $50, with a minimum purchase of five hundred (500) Interests. The Company will raise a minimum of $1,000,000 prior to funds being released to the Company. If the Company does not raise the Offering Amount within the Offering Period, all proceeds raised to that point will be promptly returned to subscribers of Class A Interests pro-rata, with interest, if any. Subscription Agreements are irrevocable.

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The Company plans to primarily use general solicitation to solicit investors. The Company, subject to Rule 255 of the 33 Act and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as print, radio, TV, and the Internet. We will offer the securities as permitted by Rule 251 (d)(1)(iii) whereby offers may be made after this Offering has been qualified, but any written offers must be accompanied with or preceded by the most recent offering circular filed with the Commission for the Offering.

Please note that the Company will not communicate any information to prospective investors without providing access to the Offering. The Offering may be delivered through the website that is in the process of being developed, through email, or by hard paper copy.

However received or communicated, all of our communications will be Rule 255 compliant and not amount to a free writing prospectus. No sales will be made prior to this offering statement being declared qualified and a final Offering is available.

Prior to the acceptance of any investment dollars or Subscription Agreements, the Company will determine which state the prospective investor resides. Investments will be processed on a first come, first served basis, up to the Offering Amount of $50,000,000.

The minimum accepted from any Subscriber is $25,000 unless this minimum amount exceeds 10% of an individual investor’s net worth in which case, the General Partner may elect to accept a lesser amount. Subscription funds may remain in the Company’s segregated account for up to 180 days from the first date of deposit.

The Offering Period will commence upon the Offering Statement being declared qualified.

No sale will be made to a prospective investor if the aggregate purchase price payable is more than 10% of the greater of the prospective investor’s annual income or net worth. Different rules apply to accredited investors and non-natural persons.

Periodically, the General Partner will report to the Limited Partners and will supplement this Offering with material and/or fundamental changes to our operations. We will also provide updated financial statements to all Limited Partners and prospective Limited Partners.

In compliance with Rule 253(e) of Regulation A, the General Partner shall revise this Offering Statement during the course of the Offering whenever information herein has become false or misleading in light of existing circumstances, material developments have occurred, or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information, but shall also provide updated financial statements and shall be filed as an exhibit to the Offering Statement and be requalified under Rule 252.

USE OF PROCEEDS

The net proceeds to us from the sale of up to 1,000,000 Class A Interests offered at an offering price of $50 per Interest will vary depending upon the total number of Class A Interests sold. Regardless of the number of Class A Interests sold, we expect to incur Offering expenses estimated at approximately $47,500 for legal, accounting, and other costs in connection with this Offering Circular. These costs are only reimbursable once the Company has raised a minimum of $5,000,000. The table below shows the intended net proceeds from this offering, indicating scenarios where we sell various amounts of the Class A Interests. There is no guarantee that we will be successful at selling any of the securities being offered in this Offering. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

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The offering scenarios presented below are for illustrative purposes only and the actual amounts of proceeds, if any, may differ.

	Minimum	10%	20%	25%	50%	75%	100%
Interests Sold	20,000	100,000	200,000	250,000	500,000	750,000	1,000,000
Gross Proceeds	$1,000,000	$5,000,000	$10,000,000	$12,500,000	$25,000,000	$37,500,000	$50,000,000
Offering Expenses[1]	$0	$47,500	$47,500	$47,500	$47,500	$47,500	$47,500
Selling Commissions & Fees[2]	$0	$0	$0	$0	$0	$0	$0
Net Proceeds	$1,000,000	$4,952,500	$9,952,500	$12,452,500	$24,952,500	$37,452,500	$49,952,500
Asset Management Fee	$0	$0	$0	$0	$0	$0	$0
Acquisition Fee[3]	$25,000	$123,813	$248,813	$311,313	$623,813	$936,313	$1,248,813
Acquisitions4	$972,500	$4,818,688	$9,681,688	$12,114,188	$24,274,688	$36,462,188	$48,644,688
Working Capital[5]	$0	$12,000	$12,000	$12,000	$12,000	$12,000	$12,000
Legal and Accounting[6]	$2,500	$10,000	$10,000	$15,000	$30,000	$30,000	$35,000
Total Use of Proceeds	$1,000,000	$5,000,000	$10,000,000	$12,500,000	$25,000,000	$37,500,000	$50,000,000

___________

(1)

These costs assume the costs related with completing this Form 1-A as well as those costs related to the services of a transfer agent, listing fees, our interim financial statements, and our legal costs ($47,500). It is expected that the Company will reimburse these expenses to the General Partner without interest after $5,000,000 is raised. The General Partner will be reimbursed 50% of the expenses after a minimum of $2,500,000 is raised. The General Partner has received the Class B Interests in the Company in exchange for its services. The Company will only reimburse the General Partner once it has raised a minimum of $5,000,000.

(2)

The Company does not intend on paying selling commissions or fees. In the event that the Company enters into an agreement with a licensed broker dealer, this Offering and Use of Proceeds table will be amended accordingly.

(3)

Keystone Investment Management, LLC may be paid up to 1.0% of the acquisition price of a property as an Acquisition Fee. The Company will not be paying the Company an asset management fee. The Company will pay a related party, Keystone Investment Management, LLC, a property management fee of 5%.

(4)	We plan to purchase multifamily properties with the proceeds from this Offering.

(5)

Costs associated with market research and property level diligence not associated with a closed acquisition for the next 12 months. The General Partner will be reimbursed after a minimum of $5,000,000 is raised. 50% will be reimbursed after a minimum of $2,500,000 is raised.

(6)	Costs for accounting and legal fees associated with being a public company for the next 12 months.

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The Use of Proceeds sets forth how we intend to use the funds under the various percentages of the related offering. All amounts listed are estimates.

The net proceeds will be used for ongoing legal and accounting professional fees (estimated to be between $2,5000 and $35,000 depending on our money raise and acquisitions for the next 12 months), working capital for due diligence costs incurred in locating suitable acquisitions for the Company for the next 12 months, and for the costs associated with acquiring properties, such as broker price opinions, closing costs, title reports, recording fees, accounting costs and legal fees. We determined estimates for ongoing professional fees based upon consultations with our accountants and lawyers, and operating expenses and due diligence costs based upon the General Partner’s real estate industry experience.

As of May 31, 2018, the General Partner has paid $32,500 for offering expenses and the balance will be paid by the General Partner regardless of the number of Interests sold. Our Offering expenses are comprised of legal and accounting expenses, SEC and EDGAR filing fees, printing and transfer agent fees. Our General Partner will not receive any compensation for their efforts in selling our Class A Interests.

The General Partner will pay the offering expenses of $47,500 regardless of the amount of Class A Interests we sell. The General Partner will be reimbursed after a minimum of $5,000,000 is raised. 50% will be reimbursed after a minimum of $2,500,000 is raised. If less is raised, the General Partner will not be reimbursed, but the company will continue to operate as planned. If we sell at least 20,000 Class A Interests, we believe that we will have sufficient funds to continue our filing obligations as a reporting company for the next 12 months. We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this Offering, we will issue an amended Offering reflecting the new uses.

In all instances, after the qualification of this Form 1-A, the Company will need some amount of working capital to maintain its general existence and comply with its reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

PRIOR PERFORMANCE SUMMARY

The Company is newly formed specifically for the purposes stated herein and has no experience raising and investing funds in any property or in any investments of the type contemplated by this Offering. Austin Nissly, the Manager of our General Partner has purchased, rehabbed and sold one property with investment from family and friends.

On December 13, 2017, Mr. Nissly, through Keystone Investors – Property Number 1, LLC purchased the property located at 5406 Blackwelder Street, Los Angeles, CA 90016. 5406 Blackwelder St, Los Angeles, CA is a multi-family home that contains 3,224 sq ft and was built in 1965. It contains 8 bedrooms and 5 bathrooms.

Investors invested $435,000 and received $553,755 upon the sale of the property on August 17, 2018. Mr. Nissly sold the property for $1,190,000. The property was purchased for $925,000. There were approximately $50,000 in rehabilitation costs.

Type of Compensation	Program I
Date Offering Commenced	12/1/2017
Dollar Amount Raised	$435,000
Amount paid to sponsor from proceeds of Offering:
- Acquisition Fee	$ -
Other	$ -

Dollar Amount Generated from Operations before Deducting Payments to Sponsor:	$123,755
Amount paid to sponsor from operations:
- Asset Management Fees (1)	$5,000
- Due Diligence Expense	$ -
- Organizational Fees and Expenses	$ -

(1) Includes reimbursements

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Program I
Dollar Amount Offered	$435,000
Dollar Amount Raised	$435,000
Less Offering Expenses	$0
$1

Reserves	$5,000
Percent available for investment	97%

Acquisition Costs	$925,000

Percent Leverage	53%
Date Offering Began	12/1/2017

Length of Offering (in months)	1.0
Months to Invest 90% of amount available	1

SELECTED FINANCIAL DATA

The following summary financial data should be read in conjunction with “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION” and the Financial Statements and Notes thereto, included elsewhere in this Offering. The statement of operations and balance sheet data from inception through the period ended May 31, 2018 audited financial statements.

At May 31, 2018

TOTAL ASSETS	$1,000

LIABILITIES AND PARTNERS’ EQUITY

LIABILITIES

Current Liabilities	0

TOTAL LIABILITIES	0

TOTAL PARTNERS’ EQUITY	-

TOTAL LIABILITIES AND PARTNERS’ EQUITY	$1,000

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Inception (April 24, 2018) to May 31, 2018

Revenues	$0

Expenses	$0

Net Income (Loss)	$0

Earnings per Interest	$.00

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

Critical Accounting Policies

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies. We have elected to take advantage of this extended transition period, and thus, our financial statements may not be comparable to those of other reporting companies. Accordingly, until the date we are no longer an “emerging growth company” or affirmatively opt out of the exemption, upon the issuance of a new or revised accounting standard that applies to our financial statements and has a different effective date for public and private companies, we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

Cautionary Statement Regarding Forward-Looking Statements

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

Keystone Investors - Urban Node Fund II, LP was formed in the State of California in April of 2018. We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. The General Partner of the Company does not have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

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The Company’s strategy is to purchase value-add multifamily properties in urban communities within the Greater Los Angeles Area. The business plan is to renovate and improve the operations of these properties with a goal of selling them for a profit upon stabilization.

The Company will be owned by the General Partner and Limited Partners which may include, but is not limited to: individuals, individual retirement accounts, banks and other financial institutions, endowments, and pension funds.

The Company plans to offer its Partners the opportunity to earn a preferred annualized 7.0% return plus 75% of the Company’s realized profits after the preferred return, which shall be distributed to the Class A Limited Partners in proportion to each Partner’s respective Capital Contribution. The General Partner, Keystone Investors - Urban Node Fund II GP, LLC, will exclusively manage the Company. A related party, Keystone Investment Management, LLC, will manage our properties.

Although we are currently searching for properties, we expect that we will finish our Form 1-A Offering Statement this spring and will not be aggressive in our acquisition efforts until after we raise the capital from this Offering. We expect that we will be finished with the process of qualification by the end of the spring and commence our fundraising by the summer. Thereafter, we will aggressively search for properties. We hope that by the first quarter of 2019, we will have acquired our first property. Acquisition will depend highly on our funding, the availability of those funds, the availability of properties that meet our investment criteria. As we search for properties, we intend to expend capital in accordance with our Use of Proceeds. If we raise the minimum amount of $1,000,000, we will incur expenses related with the operation of the Company and the continuing expenses related to being a reporting company under the requirements of Tier 2, Regulation A. To finish this Form 1-A, we believe we will need a minimum of $47,500. The amount of capital that we raise will determine how much capital we will need for working capital and professional fees. Our General Partner believes that if we only raise the minimum amount, very little will be needed for working capital. However, the more money is raised, the more resources will be needed to in order to run the Company effectively and thus more working capital will be needed.

Results of Operations

For the period ended May 31, 2018 (audited)

We generated no revenues for the period ended May 31, 2018. We do not have any current activities. We have generated expenses of $0 from inception (April 24, 2018) to May 31, 2018.

Total expenses

From inception (April 24, 2018) to May 31, 2018, we have not generated any expenses.

Assets

We currently have $1,000 in cash.

Liabilities

We currently do not have any liabilities.

Liquidity and Capital Resources

As of May 31, 2018, the Company had $1,000 in cash and total liabilities of $0. The Company has the ability to raise $50,000,000 in this Offering with a minimum of $1,00,000. If we are successful in raising the minimum amount of this Offering, we believe that such funds will be sufficient to fund our expenses over the next twelve months, which we currently estimate to be $2,500 to $35,000 depending on how much capital we raise. Although we intend on identifying multifamily properties for acquisition with our proceeds, there is no guarantee that we will acquire any such investments. Acquisitions will depend highly on our funding, the availability of those funds, the availability of multifamily properties that meet our investment criteria, and the size of such investments. Upon the qualification of the Form 1-A, the Company plans to pursue its investment strategy of multifamily acquisitions. There can be no assurance of the Company’s ability to do so or that additional capital will be available to the Company. If so, the Company’s investment objective of acquiring multifamily properties will be adversely affected and the Company may not be able to pursue an acquisition opportunity if it is unable to finance such acquisitions. The Company currently has no formal agreements or arrangements with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

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Related Party Transactions

The General Partner provided cash for Company startup expenses of which, $32,500. The General Partner will be reimbursed after a minimum of $5,000,000 is raised. 50% will be reimbursed after a minimum of $2,500,000 is raised. In exchange for services related to this Offering and the management of the Company, the General Partner received Class B Interests which are subordinated to our Class A Interests.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

None.

Employees

Currently, Austin Nissly is the principal of our General Partner and has devoted a portion of his working hours to our Company without a salary. For more information on our personnel, please see "DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS." Initially Mr. Nissly will coordinate all of our business operations. Mr. Nissly has provided the working capital to cover our initial expenses. We plan to use consultants, attorneys, accountants, and other personnel, as necessary and do not plan to engage any additional full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. Any expenses related to the offering will be charged to the Company. For example, any costs associated with raising capital such as escrow and technology fees will be borne by the Company. However, those costs associated with overall management of the Company and the management and acquisition of the properties shall be borne by the General Partner, except those capitalized expenses related to specific properties.

Our General Partner is spending the time allocated to our business in handling the general business affairs of our Company such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our Form 1-A, developing our business plan and researching investment opportunities and possible multifamily property acquisitions, among various other business activities. Upon effectiveness and successful raise, the principal of the General Partner will devote significant additional working hours to KI-UNFII.

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INVESTMENT POLICIES OF COMPANY

In all types of investment, our policies may be changed by our General Partner without a vote by Limited Partners.

We will seek out multifamily properties for purchase throughout Los Angeles, California. We believe 100% of our portfolio will consist of real estate properties.

We intend to evaluate each property in the following manner:

1.	Obtain property information on the property’s current revenue, expenses, physical condition, estimated costs for rehabilitation, and feasibility of improvements;

2.

Obtain all available information of comparable properties in the area to analyze sales prices, rental rates, vacancy rates and operating expenses; review crime statistics for the area; review school information; review any other relevant market information; and

3.	Using the above information, perform analysis with hypothetical scenarios to determine expected profit.

4.	We do not intend to invest more than 25% of Company assets into any single real estate asset upon full capitalization of the Company.

Further, potential investors should be advised:

a)	We may issue senior securities at some time in the future.

b)	We may borrow money collateralized by our properties with up to an 60% value of our real estate assets.

c)	We have no intention of initiating personal loans to other persons.

d)	We have no intention of investing in the securities of other issuers for the purpose of exercising control.

e)	We have no intention to underwrite securities of other issuers.

f)	We may engage in the purchase and sale (or turnover) of investments that are not real estate related at some time in the future.

g)	We may offer our securities in exchange for property.

h)	We may acquire other securities of other funds so long as those funds are real estate related.

i)

We intend to make annual or other reports to security holders including 1-Ks, 1-SAs, 1-Us, and exit reports on Form 1-Z as deemed necessary. Such reports will include the required financial statements.

As market conditions change, our policies for both investments and borrowing will be evaluated and updated as necessary to safeguard Limited Partner equity and increase Limited Partner returns. We will update our Limited Partners via 1-Us within a few business days, 1-SAs semi-annually, and other Limited Partner reports if there are any changes in our investment policy or our borrowing policies.

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POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS

Our policy with respect to our General Partner concerning certain transactions is as follows:

We do not intend on issuing senior securities. We have no interest, currently, in underwriting securities of others or purchasing securities or assets other than real property assets and securities. We may encumber our properties that we acquire with bank financing, but we intend that such financing will generally not exceed 60% of the value of the property.

Conflicts of Interest

There are currently no conflicts of interest between the Company, our General Partner, our General Partner’s principals, or affiliates. However, if it is in the best interest of the Company and its Limited Partners, the following conflicts may arise. It is the intention of the General Partner to focus all of its investment efforts within the Offering contemplated herein upon qualification.

i) Our General Partner does have the authority to invest the Company’s funds in other entities in which our General Partner or an affiliate has an interest.

ii) Company may purchase properties from or sell to our General Partner or its known affiliates if such purchase is below, and never exceeding market value, as determined by an independent broker or appraiser.

The Company will maintain the following policies to avoid certain conflicts of interest:

i) No affiliate of the Company places mortgages for the Company or otherwise acts as a finance broker or as insurance agent or broker receiving commissions for such services.

ii) No affiliate of the Company acts (a) as an underwriter for the offering, or (b) as a principal underwriter for the offering thereby creating conflicts in performance of the underwriter’s due diligence inquiries under the Securities Act.

DESCRIPTION OF BUSINESS

We currently do not have any real properties. We do not lease or own any real property. We are currently developing our website. We will eventually rent a small office on behalf of the Company.

OVERVIEW

Keystone Investors - Urban Node Fund II, LP is an newly formed company which was formed on April 24, 2018. We have commenced only limited operations, primarily focused on organizational matters in connection with this offering.

We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. Neither management of the Company, nor the majority Limited Partner of the Company, have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

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We are offering the Class A Interests herein on a “minimum/maximum” basis. The Company will raise a minimum of $1,000,000 prior to using proceeds from this Offering to acquire multifamily properties within the Greater Los Angeles Area. We expect to use the net proceeds from this Offering to pay for our operating costs as a qualified company, including on-going legal and accounting fees, and to finance costs associated with acquiring multifamily properties, such as broker price opinions, title reports, recording fees, accounting costs and legal fees.

Investment Objectives

Our investment objectives are:

•	to achieve attractive cash yields as well as meaningful capital appreciation;

•	to preserve and to protect your capital contribution.

Opportunity and Market Overview

Our business strategy is focused on the acquisition and active management of multifamily real estate assets in the Greater Los Angeles Area. The Company will seek to acquire undervalued assets in submarkets of the Greater Los Angeles Area where market rent has meaningfully increased over the past several years, creating situations where in place rent is significantly below the prevailing market rent. These situations arise when existing ownership or management has neglected a property, creating an opportunity for us to renovate the property and increase rent to market, generating significant value. When acquiring a property, the Company will employ strict criteria based on its “Urban Nodes” investment thesis, discussed in further detail below. After acquisition, the Company will employ three primary business strategies to maximize value for the target property. The chosen strategy or strategies will vary deal by deal depending on market factors. The three primary strategies are as follows and discussed in further detail in the following paragraphs: (i) Renovate Units and Release at Market Rent; (ii) Renovate Units and Create “SuperVenience” Rental Program; (iii) Renovate Units and Operate a Short-Term Rental Program.

Urban Nodes

When acquiring properties, the Company will adhere to strict investment criteria based on the thesis that real estate in Urban Nodes will see outsized appreciation over time. Urban Nodes are neighborhoods that are directly connected to their city’s Downtown and have their own unique identity and mini-downtown. The criteria for an Urban Node:

•	Must be able to easily get to Downtown

○	Public transportation that takes less than 30 minutes
○	Drive in less than 30 minutes assuming parking is not prohibitively expensive or inconvenient

•	Must have its own identity, meaning that there are a significant amount of amenities within walking distance. Residents should be able to walk to basic amenities such as coffee shops and convenience stores and get to the grocery store within a short drive.

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Below summarizes The Company’s thesis supporting its focus on Urban Nodes:

Downtowns used to be dirty, polluted, and unsafe, prompting many baby boomers to flee to the suburbs. Over the past 20-30 years, this has shifted, and millions of people have moved to downtowns across America. Many Gen X and Millennials have and will rent apartments in downtowns through their 20’s and into their 30’s; many empty nesters have ditched the suburban lifestyle for an urban one. Developers, urban planners, and local governments have filled this demand by building new mixed-use projects that incorporate entertainment, shopping, apartments, condominiums, offices, and outdoor space. As a result, real estate prices have increased significantly in urban areas. Gen X and Millennials who have created this downtown boom will eventually move on. They will want more space, affordability, and a small-town feel. However, unlike baby boomers in the 1950’s-80’s, it will not be a “flight” from their city. Most have enjoyed the city where they spent their young-adult lives and will want to stay connected. The downtown boom has created offices, amenities and things to do that people do not want to be too far away from. These people will move to areas called Urban Nodes.

To be an Urban Node, the area must be connected to the downtown via public transportation that takes less than 30 minutes. 30 minutes is the maximum commute people are willing to do without starting to look unfavorably on a location. 30 minutes is also about the threshold people are willing to tolerate when traveling for a fun daytime or nighttime activity without considering the place “too far away”. If there is no public transportation, then it must be feasible to drive to the downtown without unreasonable traffic or parking rates.

To be an Urban Node, the neighborhood must also have its own identity and mini-downtown. People living in these areas will want to have similar experiences to what they were used to when they lived in vibrant urban centers during their 20’s. This means there should be coffee shops and convenience stores within walking distance. The grocery store should be walking distance or a short drive away. People should not feel like they need to leave the neighborhood on weekends to have an enjoyable night out. These people will go Downtown 3-5 times per month, but will stay in their mini-downtown most of the time not because going Downtown is a hassle, but because their neighborhood is fun, “happening,” and has its own identity.

Over the next 20-30 years, the Company believes that real estate investments in Urban Nodes will enjoy outsized returns. Investments that predict an Urban Node forming will have higher risk, but will generate even better returns. Our goal is to invest in existing Urban Nodes and predict where new ones will form. The real estate that we buy must be critical to the success of that Urban Node, meaning it is a place where the people of the neighborhood live, work, shop or go for entertainment.

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Renovate Units and Release at Market Rent

Many submarkets in Los Angeles have seen rapid rent increases. This has created an opportunity where there are dilapidated or neglected properties in areas that were once overlooked by renters, but are now considered desirable locations with a significant number of recently added amenities and local development plans for additional amenities. The Company will acquire these properties, renovate the exterior and the individual units and increase rent to the market rates. Examples of exterior renovations include, but are not limited to the following: replacing unkempt lawns with gravel landscaping and succulents or synthetic turf, which enhances the curb appeal of the property while reducing maintenance costs; adding on-site washer and dryer, which increases income to the property and ability to achieve higher rent; repainting and repairing the exterior of the property; replacing old, high steel fencing, with more appealing lower, wooden fencing; and installing security systems. Examples of interior renovations include, but are not limited to the following: replacing old carpet with hardwood or laminate flooring; replacing old appliances with new stainless steel appliances; installing granite kitchen countertops and new kitchen cabinets to refresh tired kitchen areas; renovate and modernize bathrooms; replace windows; repaint and replace fixtures and electrical outlets. The Company has relationships with numerous contractors to efficiently and cost effectively execute these renovations. The General Partner also has personal experience doing renovations and overseeing renovation work. After completing renovations, the Company will utilize online resources to release the units at market rents. These resources include, but are not limited to: Westside Rentals, Zillow, Trulia, Craigslist, Apartments.com, Cozy.co and the MLS. The General Partner has experience in successfully leasing apartments.

Renovate Units and Create “SuperVenience” Rental Program

At certain properties, there will be an opportunity to create a “SuperVenience” concept to meaningfully increase cash flow at properties that the Company acquires. The “SuperVienence” concept will offer residents flexible lease terms ranging from as short as 1 month to as long as 2 years. The apartments will be fully renovated and come fully furnished. The Company will handle all moving coordination and will set up and pay for WiFi, cable, gas, electric, and water bills. A cleaning service and laundry service will be provided each month as well as a fresh set of towels, sheets and soap. A monthly $100 Uber/Lyft voucher will also be provided. All residents will also be given VIP passes to a comedy show and concert in Los Angeles each month, as well as 24 credits per month on Class Pass, a company that gives members access to workout classes. This differentiated housing solution will appeal to the thousands of ambitious people who move to Los Angeles in pursuit of a new career and do not have time to worry about the details involved with moving. Los Angeles is a difficult city to adjust to. It is very spread out and difficult to get across town because of traffic, making meeting new people and staying in touch very difficult. This housing solution will free up time for people as well as find events for them to connect with others in the city. There are dozens of technology, art, music and acting programs that bring people to Los Angeles for specified periods of time. The General Partner has relationships with the heads of these programs and will market this offering through those channels. The General Partner will also market this solution through the traditional rental channels. The General Partner believes that the rent achieved for this housing solution will be meaningfully higher than what could be achieved for a standard rental even after deducting the additional costs to implement it. The General Partner has moved to Boston, New York City and Los Angeles and knows the difficulty in finding housing and adjusting to a new city, which makes the General Partner acutely aware of the needs of these residents. Note that the proposed housing solution has been extensively researched, but not tested by the Company. Therefore, acquired properties will need to have adequate returns as if the property were operated as a standard rental property.

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Renovate Units and Operate a Short-Term Rental Program

At certain properties, there will be an opportunity to rent the units on a short-term basis to meaningfully increase cash flow. Because Los Angeles is a tourist destination, there is an opportunity to renovate units and rent on a short-term basis, similar to a hotel. This product will be differentiated from hotels because it will offer a more unique and genuine Los Angeles experience for visitors. Apartments also offer more space at a more affordable price point than hotels. Properties that employ this strategy are most likely to be close to popular tourist areas such as The Coliseum, The Hollywood Sign and Walk of Fame, the new Rams/Chargers Stadium and the beach. Note that this business strategy has been extensively researched by the Company, but not previously executed. Therefore, acquired properties will need to have adequate returns as if the property were converted to a standard rental property.

Due Diligence & Financing

When the Company identifies a potential property, it will submit a bid for the target property that will include a specified time period for the inspection contingency, financing contingency, and a closing date. If the seller accepts the bid, the Company will sign a contract and place a refundable escrow deposit to be held with a designated escrow agent. The Company will then take the necessary time to complete thorough due diligence on the property including, but not limited to: site inspection, plumbing and electrical inspections, sewer inspections, environmental inspections, lease review, and historical income and expense review. After a satisfactory completion of due diligence, the Company will decide whether to remove its inspection contingency and continue to pursue the opportunity. If the Company decides to move forward and is closing with cash, the Company will close on the property and take ownership. If the Company is closing with financing, the Company will work toward securing a first mortgage on the property. After official approval from the lender, the Company will remove its inspection contingency and close on the property on or before the specified date in the original contract. After signing the initial contract and sending the deposit to escrow, the Company has the ability to continue to negotiate price, time period for inspection and loan contingency, and date of close. Before removing the financing contingency the Company always has the option to cancel the contract.

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Special Purpose Entities

When the Company acquires real estate assets, it intends to hold title to the properties through separate LLCs. Each separate LLC or SPE will be a 100% wholly-owned subsidiary of the Company. In some cases, the Company will not own 100% of the LLC. This will occur if an additional investor or additional investors take an interest in a specific property.

•

Each property acquired is its own entity and is structured as its own business structure while Keystone Investors - Urban Node Fund II, LP serves as the parent Company that bundles all the ownership interests into a single corporation.

•	Each property will be managed by a third party wholly owned by Austin Nissly: Keystone Investment Management, LLC.

Leverage

Leverage represents an important vehicle for maximizing returns; however, the Company will evaluate the appropriate amount of debt based on market conditions, feasibility of the project, and determined risk. The Company intends to borrow up to 60% of the value of the underlying assets of the Company. The Company may incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties and publicly or privately placed debt instruments or financing from institutional investors or other lenders. The indebtedness may be secured or unsecured. Security may be in the form of mortgages or other interests in our properties; equity interests in entities which own our properties or investments; cash or cash equivalents; securities; letters of credit; guarantees or a security interest in one or more of our other assets.

The Company may use borrowing proceeds to finance acquisitions of new properties, make other real estate investments, make payments to the General Partner, pay for capital improvements, repairs or tenant buildouts, refinance existing indebtedness, pay distributions or provide working capital. The form of our indebtedness may be long-term or short-term debt or in the form of a revolving credit facility.

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Financing Strategy

Once the proceeds of this Offering have been fully invested, the Company expects our debt financing will be in the range of approximately 60% of the aggregate value of real estate investments and other assets. Financing for acquisitions and investments may be obtained at the time an asset is acquired or an investment is made or at such later time as the management determines to be appropriate.

In addition, debt financing may be used from time to time for property improvements, lease inducements, tenant improvements and other working capital needs, including the payment of distributions. Additionally, the amount of debt placed on an individual property or related to a particular investment, including our pro rata share of the amount of debt incurred by an individual entity in which the Company invests, may be less than or more than 60% of the value of such property/investment or the value of the assets owned by such entity, depending on market conditions and other factors.

The Company intends to limit borrowing to 60% of the value of the Company’s assets.

Notwithstanding the above, depending on market conditions and other factors, management may choose not to place debt on our portfolio or assets and may choose not to borrow to finance operations or to acquire properties. The Company financing strategy and policies do not eliminate or reduce the risks inherent in using leverage to purchase properties.

Geographic Scope

The Company will not limit itself geographically, however it intends to invest in urban neighborhoods within the Greater Los Angeles Area. The Company will search for multifamily properties that it may purchase at a discount to their intrinsic value. The Company believes it can successfully identify potential target acquisitions based on the industry experience and contacts of the Company’s General Partner. See “DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS” for a discussion of the General Partner’s real estate experience.

Milestones

We hope to reach the following milestones in the next 18 months:

•	October 2018 - Complete our Form 1-A qualification statement.
•	October 2018 - Begin fundraising.
•	October 2018 - Reach minimum raise requirement of $1,000,000
•	January 2019 - Reach $10,000,000 of capital commitments
•	January 2019 - Break escrow with first $2,500,000 of commitments
•	January - March 2019 - purchase first property
•	March-December 2019 - purchase additional properties and call additional commitments as needed

Competition

We will face competition from other owners, investors and developers that are looking to acquire similar properties and who may implement or are already implementing a similar business plan to ours. Further, we may be at a disadvantage to our competition who may have greater capital resources than we do, specifically cash.

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TAX TREATMENT OF COMPANY AND ITS SUBSIDIARIES

The following is a summary of certain relevant federal income tax considerations resulting from an investment in the Company, but does not purport to cover all of the potential tax considerations applicable to any specific purchaser. Prospective investors are urged to consult with and rely upon their own tax advisors for advice on these and other tax matters with specific reference to their own tax situation and potential changes in applicable law.

Taxation of Undistributed Fund Income (Individual Investors)

Under the laws pertaining to federal income taxation of partnerships, no federal income tax is paid by the Company as an entity. Each individual Limited Partner reports on his federal income tax return his distributive share of Fund income, gains, losses, deductions and credits, whether or not any actual distribution is made to such Limited Partner during a taxable year. Each individual Limited Partner may deduct his distributive share of Fund losses, if any, to the extent of the tax basis of his Interests at the end of the Company year in which the losses occurred. The characterization of an item of profit or loss will usually be the same for the Limited Partner as it was for the Company. Since individual Limited Partners will be required to include Fund income in their personal income without regard to whether there are distributions of Fund income, such investors may become liable for federal and state income taxes on Fund income even though they have received no cash distributions from the Company with which to pay such taxes.

Tax Returns

Annually, the Company will provide the Limited Partners sufficient information from the Company's informational tax return for such persons to prepare their individual federal, state and local tax returns. The Company's informational tax returns will be prepared by certified public accountants selected by the General Partner.

Unrelated Business Taxable Income

Interests may be offered and sold to certain tax exempt entities (such as qualified pension or profit sharing plans) that otherwise meet the investor suitability standards described elsewhere in this Offering Circular. (See "Investor Suitability Standards.") Such tax exempt entities generally do not pay federal income taxes on their income unless they are engaged in a business which generates "unrelated business taxable income," as that term is defined by Section 512(a)(1) of the Code. Under the Code, tax exempt purchasers of Interests may be deemed to be engaged in an unrelated trade or business by reason of rental or capital gains income earned by the Company. Although rental and capital gains income (which will constitute the primary sources of Fund income) ordinarily do not constitute unrelated business taxable income, this exclusion does not apply to the extent interest income is derived from "debt-financed property." To increase Fund profits or increase Fund liquidity, the General Partner may borrow funds in order to invest in properties. This "leveraging" of the Company's property portfolio will constitute an investment in "debt-financed property" will be unrelated business income taxable to ERISA plans. Unrelated business income is taxable only to the extent such income from all sources exceeds $1,000 per year. The resulting tax, known as “UBIT” or “Unrelated Business Income Tax”, is imposed based on the income tax brackets that apply to trusts. Such brackets are high, and can quickly approach 40% (before taking state & local income taxes into account) on fairly small amounts of income (i.e. - net income over $12,400). The remainder of a tax exempt investor's income will continue to be exempt from federal income taxes to the extent it complies with other applicable provisions of law, and the mere receipt of unrelated business income will not otherwise affect the qualification of an IRA or ERISA plan under the Code. The General Partner does anticipate that the Company would earn income, based on its acquisition of leveraged rental properties that would be treated as UBTI and therefore subject to UBIT.

The trustee of any trust that purchases Interests in the Company should consult with his tax advisors regarding the requirements for exemption from federal income taxation and the consequences of failing to meet such requirements, in addition to carefully considering his fiduciary responsibilities with respect to such matters as investment diversification and the prudence of particular investments.

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SUMMARY OF LIMITED PARTNERSHIP AGREEMENT

The Limited Partnership Agreement, in the form attached hereto as an Exhibit. is the governing instrument establishing the terms and conditions pursuant to which the Company will conduct business and the rights and obligations between and among the Limited Partners and the General Partner, as well as other important terms and provisions relating to investment in the Company. A prospective Limited Partner is expected to read and fully understand the Limited Partnership Agreement in its entirety prior to making a decision to purchase Interests. The following is a brief and incomplete summary of the terms of the Limited Partnership Agreement and is qualified in its entirety by reference to the Limited Partnership Agreement.

Distributions

The Limited Partners may receive Distributable Cash from the Company as authorized in the Agreement. In general, the General Partner intends to operate the Company in such a manner as to generate Distributable Cash it can share with the Limited Partners.

Distributable Cash shall be determined in the sole discretion of the General Partner after withholding sufficient Working Capital and Reserves. Distributions to Limited Partners, when made, will be allocated among them in proportion to their Percentage Interests in the Limited Partner Interests.

Distributable Cash, if any will be distributed until expended, in the order described below, depending on the phase of operation of the Company. Distributions will be evaluated on a quarterly basis, although the General Partner anticipates that there may not be any Distributions until one full year after investing activities have commenced.

Cash Distributions during Operations

Distributable Cash, if any, derived from operation of the Company will be evaluated on a quarterly basis, and disbursed in the order provided below until expended.

•

First, to the Class A Limited Partners, pro rata in accordance with their Percentage Interests in the Company, until all Limited Partners have received a Preferred Return of seven percent (7.0%) per annum on their Capital Contributions.

•	Second, seventy-five percent (75%) to the Class A Limited Partners in proportion to their respective Percentage Interests, and twenty-five percent (25%) to the Class B Limited Partners.

•

Limited Partner distributions will also be prorated in accordance with the length of time the Limited Partner has been a Limited Partner of the Company. The amount of Distributions the General Partner may receive from Company operations cannot be determined at this time.

Distributions Upon Sale of a Property.

Until up to five (5) years of operations, initial Capital Contributions will be reinvested into additional Properties. After five (5) years of operation, and upon a sale of a Property, cash distributions will be made as follows and in the following order to the extent there is available cash to distribute:

•

In order to settle expenses and debts of the Company and, if deemed necessary by the General Partner, in General Partner’s sole and absolute discretion, to establish a reserve to fund post-closing contingencies and/or liabilities;

•

To all of the Limited Partners, in an amount equal to 100% of that portion of each Limited Partner's capital account allocated to the Property involved in the sale, based upon the original purchase price and capital improvements of the Property (“Property Cost Basis”);

•	Any unpaid Preferred Returns payable to the Class A Limited Partners;

•	To the Class A Limited Partners, pro rata, in accordance with their Percentage Interests in their class, seventy-five (75%) percent of the remaining Distributable Cash; and

•	To the Class B Limited Partners, pro rata, in accordance with their Percentage Interests in their class, twenty-five (25%) percent of the remaining Distributable Cash.

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Reserves

Notwithstanding anything contained in the Agreement to the contrary, the General Partner, in the General Partner’s sole and absolute discretion, may use all or a portion of the Company’s cash flow to establish and fund a discretionary reserve(s) from time to time and in such amounts to be determined in the General Partner’s sole and reasonable discretion taking into account such factors as anticipated current and future cash requirements of the Company. Said reserve(s) may be used to pay some or all of the distributions, whether accrued or current, specified in this Section.

Distributable Cash

Distributable Cash, as defined, means, with respect to any period of the Company’s operation, the gross cash receipts of the Company, including funds released from reserves, reduced by the sum of the following: (a) all principal and interest payments and other sums paid on or with respect to any indebtedness of the Company, (b) all cash expenditures incurred incident to the operation of the Company’s business, including without limitation, any capital expenditure, (c) all amounts due the General Partner, and (d) such cash reserves as the General Partner shall from time to time designate or as may otherwise be required by the terms of the Agreement or loan documents entered into by the Company in order to establish for working capital, compensating balance requirements, contingencies, payments of Distributions or the funding of any other cash or capital requirements of the Company.

Voting Rights of the Limited Partners

The Limited Partners will have no right to participate in the management of the Company and will have limited voting rights. Limited Partners shall have the right to vote only on the following matters:

Admission of Additional Limited Partners: Upon the Company obtaining Capital Contributions of $50,000,000.00, the General Partner shall not admit any person as a Limited Partner, other than as a substituted Limited Partner, without the consent of the General Partner and the Limited Partners holding all of the Interests.

Removal for Cause: The Limited Partners, by an affirmative vote of more than 75% of the Class A Limited Partners, shall have the right to remove the General Partner at any time solely “for cause.” For purposes of the Limited Partnership Agreement, removal of the General Partner “for cause” shall mean removal due to:

•	A breach of a General Partner’s duties or authority hereunder;

•	Willful or wanton misconduct;

•	Fraud;

•	Bad faith;

•

Death or disability wherein the General Partner (or any of the members of the General Partner with authority to manage the Company) dies or becomes physically, mentally, or legally incapacitated such that it can no longer effectively function as the General Partner of the Company or the dissolution, liquidation or termination of any entity serving as the General Partner and no other member, officer or director of the General Partner is willing or able to effectively perform the General Partner’s duties;

•

Disappearance wherein the General Partner (or each of the members of the General Partner) fail to return phone calls and/or written correspondence (including email) for more than thirty days (30) without prior notice of an anticipated absence, or failure to provide the Limited Partners with new contact information;

•	Issuance of a legal charging order and/or judgment by any judgment creditor against the General Partner’s Interest in Cash Distributions or Fees from the Company;

•	A finding by a court of law or arbitrator that the General Partner committed any of the acts described in Article 6.11, for which the General Partner is specifically not indemnified by the Company; or

•	The General Partner becomes subject to a "disqualifying event" at any time during operation of the Company.

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If the General Partner or an affiliate owns any Class A Interests, the General Partner or the affiliate, as the case may be, shall not participate in any vote to remove the General Partner.

Vacancy of General Partner: Any vacancy caused by the removal of any General Partner shall be filled by the affirmative vote of the Limited Partners holding a majority of the Class A Interests at a special meeting called for that purpose.

Dissolution of the Company: The Limited Partners holding 75% of the Class A Interests can vote to dissolve the Company. However, the Company can be dissolved as a result of other actions that do not require the vote of the Limited Partners, as set forth in the Limited Partnership Agreement.

Change To Limited Partner Distribution Structure: Any proposed change to the Limited Partner distribution structure will require approval by Limited Partners holding 100% of the Company. A non-response by a Limited Partner shall be deemed a vote that is consistent with the General Partner’s recommendation with respect to any proposal.

Amendment of Limited Partnership Agreement: The Limited Partnership Agreement may be amended or modified from time to time only by a written instrument adopted by the General Partner and executed and agreed to by the Limited Partners holding a majority of the Class A Interests; provided, however, that: (i) an amendment or modification reducing a Limited Partner’s allocations or share of distributions (other than to reflect changes otherwise provided by the Limited Partnership Agreement) is effective only with that Limited Partner’s consent; (ii) an amendment or modification reducing the required allocations or share of distributions or other measure for any consent or vote in the Limited Partnership Agreement is effective only with the consent or vote specified in the Limited Partnership Agreement prior to such amendment or modification; and (iii) an amendment that would modify the limited liability of a Limited Partner is effective only with that Limited Partner’s consent. The Limited Partnership Agreement may be amended by the General Partners without the consent of the Limited Partners: (i) to correct any errors or omissions, to cure any ambiguity or to cure any provision that may be inconsistent with any other provision hereof or with any subscription document; or (ii) to delete, add or modify any provision required to be so deleted, added or modified by the staff of the Securities Exchange Commission or similar official, when the deletion, addition or modification is for the benefit or protection of any of the General Partner and/or Limited Partners.

The Class A Interests are not limited or qualified by the rights of the holders of the Class B Interests on those matters in which the Class A Limited Partners have a right to vote.

Death, Disability, Incompetency or Bankruptcy of a Limited Partner

In the event of the death, disability, incapacity or adjudicated incompetency of a Limited Partner or if a Limited Partner becomes bankrupt, the Limited Partner shall become dissociated. Immediately on mailing of a notice of Disassociation sent by the General Partner to a Limited Partner’s last known address, unless the reason for Disassociation can be and is cured within sixty (60) days, a Limited Partner will cease to be a Limited Partner of the Company and shall henceforth be known as a Disassociated Limited Partner. Any successor in Interest who succeeds to a Limited Partner’s Interest by operation of law shall henceforth be known as an Involuntary Transferee.

Subsequently, the Disassociated Limited Partner’s right to vote or participate in management decisions will be automatically terminated. A Disassociated Limited Partner (or its legal successor) will continue to receive only the Disassociated Limited Partner’s Economic Interest in the Company, unless the Disassociated Limited Partner/Involuntary Transferee elects to sell its Interest to the General Partner or Limited Partners (Purchasing Limited Partners) or to a third party buyer (Voluntary Transferee) according to procedures in the Limited Partnership Agreement; and/or a Voluntary or Involuntary Transferee seeks admission and is approved by the General Partner as a Substitute Limited Partner.

Limits on General Partner’s Liability; Indemnification

The General Partner will be fully protected and indemnified by the Company against all liabilities and losses suffered by the General Partner (including attorneys’ fees, costs of investigation, fines, judgments and amounts paid in settlement, actually and reasonably incurred by the General Partner in connection with such action, suit or proceeding) by virtue of its status as General Partner with respect to any acts or omissions, except that expenses incurred by the General Partner with respect to claims for fraud, breach of fiduciary duty, gross negligence, bad faith or a material violation of the Limited Partnership Agreement shall not be advanced to the General Partner unless it is adjudicated in its favor. The provisions of this indemnification will also extend to all General Partners, Limited Partners, affiliates, employees, attorneys, consultants and agents of the General Partner for any action taken by it on behalf of the General Partner pursuant to the Limited Partnership Agreement. To the extent that the indemnification is necessary as a course of business, the Company alone, and not individual Limited Partners, will be liable for such indemnification costs.

However, if an individual Limited Partner is found have made misrepresentations in accordance with either the Subscription Agreement or the Limited Partnership Agreement, they may need to indemnify the Company in the event such misrepresentations have caused harm to the Company. For example, if a Limited Partner if all information provided by the Subscriber is not true and accurate in all respects, to the extent that it causes harm to the Company, the Limited Partner may be compelled to indemnify the Company. Such costs of indemnification are unknown.

Insofar as the foregoing provisions permit indemnification of directors, officers, or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

36

Other Activities of General Partner: Affiliates

The General Partner need not devote its full time to the Company’s business, but shall devote such time as the General Partner in its discretion, deems necessary to manage the Company’s affairs in an efficient and effective manner. Subject to the other express provisions of the Limited Partnership Agreement, the General Partner, at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, with no obligation to offer to the Company or any Limited Partner the right to participate therein, The Company may transact business with any General Partner, Limited Partner, officer, agent or affiliate thereof provided the terms of those transactions are no less favorable than those the Company could obtain from unrelated third parties.

Transfers of Interests

A Limited Partner may assign his, her or its Interests only if certain conditions set forth in the Limited Partnership Agreement are satisfied. Except as otherwise consented to by the General Partner, the assignee must meet all suitability standards and other requirements applicable to other original subscribers and must consent in writing to be bound by all the terms of the Limited Partnership Agreement. In addition, the Company must receive written evidence of the assignment in a form approved by the General Partner and the General Partner must have consented in writing to the assignment. The General Partner may withhold this consent in its sole and absolute discretion. Prior to the General Partner’s consenting to any assignment, the Limited Partner must pay all reasonable expenses, including accounting and attorneys’ fees, incurred by the Company in connection with the assignment.

Withdrawal and Redemption Policy

No Limited Partner may withdraw within the first 60 months a Limited Partner's admission to the Company. Thereafter, the Company will use its best efforts to honor requests for a return of capital subject to, among other things, the Company’s then available cash flow, financial condition, and approval by the General Partner. Notwithstanding the foregoing, the General Partner may, in its sole discretion, waive such withdrawal requirements if a Limited Partner is experiencing undue hardship. Requests for return of capital will be honored in the order that written withdraw requests are received.

The Company will not establish a reserve from which to fund withdrawals of Limited Partners’ capital accounts and such withdrawals are subject to the availability of cash in any calendar quarter to make withdrawal distributions (“Cash Available for Withdrawals”) only after: (i) all current Company expenses have been paid (including compensation to the General Partner, General Partner and its affiliates as described in this Offering Circular); (ii) adequate reserves have been established for anticipated Company operating costs and other expenses and advances to protect and preserve the Company’s investments in Properties; and (iii) adequate provision has been made for the payment of all monthly cash distributions owing to Limited Partners.

If at any time the Company does not have sufficient Cash Available for Withdrawals to distribute the quarterly amounts due to all Limited Partners that have outstanding withdrawal requests, the Company is not required to liquidate any Properties for the purpose of liquidating the capital account of withdrawing Limited Partners. In such circumstances, the Company is merely required to distribute that portion of the Cash Available for Withdrawals remaining in such quarter to all withdrawing Limited Partners pro rata based upon the relative amounts being withdrawn as set forth in the Withdrawal Request.

37

Notwithstanding the foregoing, the General Partner reserves the right to utilize all Cash Available for Withdrawals to liquidate the capital accounts of deceased Limited Partners or ERISA plan investors in whole or in part, before satisfying outstanding withdrawal requests from any other Limited Partners. The General Partner also reserves the right, at any time, to liquidate the capital accounts of ERISA plan investors to the extent the General Partner determines, in its sole discretion, that any such liquidation is necessary in order to remain exempt from the Department of Labor’s “plan asset” regulations.

Exit Strategies

The General Partner intends to operate the Company for five (5) years, but may operate longer while redeeming Limited Partners. This will be at the General Partner’s discretion. Limited Partners will be able to request for withdrawal after 60 months and these requests will be honored in the order by which they are received.

Dissolution of the Company, Liquidation and Distribution of Assets

The Company shall be dissolved upon the first to occur of the following events: (i) the happening of any other event that makes it unlawful, impossible or impractical to carry on the business of the Company, (ii) the vote of the Limited Partners holding an aggregate Percentage Interest of more than 75%, or (iii) the General Partner ceases to be a General Partner of the Company and a Majority of Interest of the Limited Partners elect not to continue the business of the Company.

Power of Attorney

By becoming a party to the Limited Partnership Agreement, each Limited Partner will appoint the General Partner as his or her attorney-in-fact and empower and authorize the General Partner to make, execute, acknowledge, publish and file on behalf of the Limited Partner in all necessary or appropriate places, such documents as may be necessary or appropriate to carry out the intent and purposes of the Limited Partnership Agreement.

Accounting Records and Reports

The Company shall engage an independent certified public accountant or accounting firm, in the discretion of the General Partner, to act as the accountant for the Company and to audit the Company’s books and accounts as of the end of each fiscal year. As soon as practicable after the end of such fiscal year, but in no event later than 120 days after the end of such fiscal year, the General Partner shall provide to each Limited Partner and to each former Limited Partner who withdrew during such fiscal year, (i) audited financial statements of the Company as of the end of and for such fiscal year, including a balance sheet and statement of income, together with the report thereon of the Company’s independent certified public accountant or accounting firm, (ii) a statement of Properties of the Company, including the cost of such Properties, (iii) a Schedule K-1 for such Limited Partner with respect to such fiscal year, prepared in accordance with the Code, together with corresponding forms for state income tax purposes, setting forth such Limited Partner’s distributive share of Company items of Profit or Loss for such fiscal year and the amount of such Limited Partner’s Capital Account at the end of such fiscal year, and (iv) such other financial information and documents respecting the Company and its business as the General Partner deems appropriate, or as a Limited Partner may reasonably require and request in writing, to enable such Limited Partner to prepare its federal and state income tax returns.

As soon as practicable after the end of each of the first three quarters of each fiscal year, but in no event later than 45 days following the end of each such quarter, the General Partner shall prepare and e-mail, mail or make available on its secure website, to each Limited Partner (i) the Company’s unaudited financial statements as of the end of such fiscal quarter and for the portion of the fiscal year then ended, (ii) a statement of the Properties of the Company, including the cost of all Properties, and (iii) a report reviewing the Company’s activities and business strategies for such quarter and an update of such Limited Partner’s capital account. The General Partner shall cause the Company quarterly reports to be prepared in accordance with GAAP.

38

Alternative Dispute Resolution

The Company Operating Agreement contains a dispute resolution agreement. Litigation could require diversion of Company Profits to pay attorney’s fees or could tie up Company funds necessary for operation of the Company, impacting the profitability of the investment for all Members. The Company compels Members to attempt mediation followed by arbitration.

Title 9 of the Code of Civil Procedure, as enacted and periodically amended by the Legislature, represents a comprehensive statutory scheme regulating private arbitration in this state. ( [Code Civ. Proc.,] § 1280 et seq.) Through this detailed statutory scheme, the Legislature has expressed a ‘strong public policy in favor of arbitration as a speedy and relatively inexpensive means of dispute resolution.’ (Moncharsh v. Heily & Blase (1992) 3 Cal.4th 1, 9, 10 Cal.Rptr.2d 183, 832 P.2d 899.) “[A]n award reached by an arbitrator pursuant to a contractual agreement to arbitrate is not subject to judicial review except on the grounds set forth in [Code of Civil Procedure] sections 1286.2 (to vacate) and 1286.6 (for correction). Further, the existence of an error of law apparent on the face of the award that causes substantial injustice does not provide grounds for judicial review.” (Moncharsh v. Heily & Blase, supra, 3 Cal.4th at p. 33, 10 Cal.Rptr.2d 183, 832 P.2d 899.)

California law, like federal law, favors enforcement of valid arbitration agreements. Under both federal and California law, arbitration agreements are valid, irrevocable, and enforceable, save upon such grounds as exist at law or in equity for the revocation of any contract. (9 U.S.C. § 2; see also, Code Civ. Proc., § 1281.) In other words, under California law, as under federal law, an arbitration agreement may only be invalidated for the same reasons as other contracts. (Armendariz v. Foundation Health Psychcare Services, Inc. (2000) 24 Cal.4th 83, 97-98, 99 Cal.Rptr.2d 745, 6 P.3d 669.) Because unconscionability is a reason for refusing to enforce contracts generally, it is also a valid reason for refusing to enforce an arbitration agreement under Code of Civil Procedure section 1281․(Armendariz v. Foundation Health Psychcare Services, Inc., supra, 24 Cal.4th at p. 114, 99 Cal.Rptr.2d 745, 6 P.3d 669.)

Despite these laws and rules in place, we are uncertain of the enforceability of any Alternative Dispute Resolution provision.

Limited Partners, by agreeing to this alternative dispute resolution, will not be deemed to have waived the company’s compliance with the federal securities laws. If, in any action against the General Partner, the selected or appointed arbitrator, or judge (if applicable) makes a specific finding that the General Partner has violated securities laws, or has otherwise engaged in any of the actions for which the General Partner will not be indemnified, the General Partner must bear the cost of its own legal defense. The General Partner must reimburse the Company for any such costs previously paid by the Company. Until the Company has been fully reimbursed, the General Partner will not be entitled to receive any Fees or Distributions it may otherwise be due.

It is expected that all Members, including those in secondary transactions, would be subject to the arbitration provision.

39

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

OFFERING PRICE FACTORS

Our offering price is arbitrary with no relation to value of the company. This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this offering.

If the maximum amount of Class A Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Class A Interests outstanding.

If the minimum amount of Class A Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Class A Interests outstanding.

The General Partner believes that if the maximum amount of the Class A Interests the price per Interests value will be $50.00 per Interests for a total of $50,000,000.

The General Partner believes that if the minimum amount of the Class A Interests the price per Interests value will be $50.00 per Interests for a total of $1,000,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this Offering.

Title of Class	Name of Beneficial Owner	Percent Before Offering	Percent After Offering
Class B Interests	Keystone Investors - Urban Node Fund II GP, LLC(1)	100%	100%
Class A Interests	Keystone Investors - Urban Node Fund II GP, LLC	0%	0%
	TOTAL	100%	100%

(1)	Austin Nissly, our Chief Executive Officer and Chief Financial Officer has dispositive control over the Class B Interests that are owned by our General Partner, Keystone Investors - Urban Node Fund II GP, LLC. No entity or Limited Partner currently owns any Class A Interests in the Company. Class A Interests are being sold through this Offering.

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this Offering.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Principals of the General Partner of the Company are as follows:

Name	Age	Title

Austin Nissly	26	Chief Executive Officer and Chief Financial Officer, Chief Operations Officer

40

Duties, Responsibilities and Experience

Mr. Nissly is the sole decision maker of Keystone Investors - Urban Node Fund II GP, LLC which is the General Partner of the Company. All business and affairs of the Company shall be managed by the General Partner. The General Partner shall direct, manage, and control the Company to the best of its ability and shall have full and complete authority, power, and discretion to make any and all decisions and to do any and all things that the General Partner shall deem to be reasonably required to accomplish the business and objectives of the Company. The rights and duties of the General Partner is described in the Limited Partnership Agreement.

The principal of the General Partner is as follows:

Austin Nissly started working with his father in real estate in 2008. In 2010, Mr. Nissly and his father started GLAD Investments. Mr. Nissly will manage The Company’s day-to-day operations as well as the operations of the property management company, Keystone Investment Management, LLC (a related party.)

•	Multifamily Acquisitions and Property Management (Pittsburgh) (2010 - 2014) - assisted in the acquisition and management of five multifamily properties by GLAD Investments, LLC.

•

Real Estate Investment Banking at Citigroup (New York City) (June 2014 – June 2016) - worked on numerous corporate level real estate transactions including company sales, acquisitions, spin-offs, and equity and debt capital raises. The total transaction volume of deals actively worked on exceeded $5 billion.

•

CIM Group, LP (Los Angeles) (August 2016 – August 2018) - while working in the Investments Group at CIM Group, has underwritten over $2 billion of potential real estate transactions and closed on three major transactions totaling over $200 million.

•

Keystone Investors - Property Number 1, LLC (Los Angeles) (December 2017 – August 2018) - closed on and currently executing a value-add business plan on a four-unit multifamily property in Los Angeles. Has completed a full renovation of one of the units and signed a new lease for the unit representing a 75% rent increase. This property serves as a model for the Company and the Company plans to replicate this value-add business plan on multiple properties.

Austin Nissly also has experience creating and managing companies.

•	A&S Auto Sales (Pittsburgh) - started an auto sales company and bought, repaired and resold used cars.

•	Nissly Landscaping (Pittsburgh) - started a landscaping company with over 15 part-time employees and managed several projects at a time each spring and summer.

•	Maji Bottles (Boston) - co-founded a water bottle company and brand that raised money and awareness for social causes.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of General Partner:

Name and Principal Position	Salary	Bonus	Option Awards	All Other Compensation(1)
Keystone Investors - Urban Node Fund II GP, LLC, General Partner	$0	$0	$0	100% of the Class B Interests

The General Partner shall receive reimbursement for expenses incurred on behalf of the Company up to the amount in the working capital row of the use of proceeds table. The General Partner will be reimbursed after a minimum of $5,000,000 is raised. 50% will be reimbursed after a minimum of $2,500,000 is raised. The General Partner will also receive 25% of distributions available to Class B Limited Partners after the Class A Limited Partners have received their Preferred Return, annualized and paid quarterly.

41

Employment Agreements

There are no current employment agreements or current intentions to enter into any employment agreements.

Future Compensation

The principals of our General Partner have agreed to provide services to us without cash compensation until such time that we have sufficient earnings from our revenue. The General Partner has received Class B Interests in exchange for services related to this Offering and the management of the Company.

Transfer Agent

We intend to enlist the services of Computershare as our transfer agent.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Property level fees will be paid to the property management company, a related party, Keystone Investment Management, LLC. Austin Nissly controls and owns the property management company.

We have issued 100% of the Class B Interests to our General Partner until such time that Class A Limited Partners invest. The General Partner is controlled by Austin Nissly. The approximate value of the Class B Interests at the time of this Offering is approximately $1,000. The General Partner and property management company shall receive the following fees and compensation:

Phase of Operation	Basis for Fee	Amount of Fee

Acquisition Fee	Fees charged to the Company as Properties are acquired

1.0% of the purchase price of the individual property. This fee will be paid to Keystone Investment Management, LLC. This fee is difficult to determine at this time but is estimated to be between $25,000 and $1,250,000.

Disposition Fee	None.	None.

Financing Fee	Fees charged to the Company as financing is acquired for the purchase or refinance of Properties.

1.0% of the total loan amount procured by the General Partner. This fee will be paid to the General Partner. This fee is difficult to determine at this time but is estimated to be between $40,000 and $2,000,000 This is based on a maximum Loan to Value of 80%.

Leasing Fee	Fees charged to the Company for leasing efforts.	50% of the first month of paid rent on a new lease. This fee will be paid to Keystone Investment Management, LLC. These fees are difficult to determine at this time.

Asset Management Fee	None	None.

Property Management Fee	Fees charged to the Company on an ongoing basis for the management of specific properties.

5% of the total gross revenues of an individual property if operated as a standard rental property. 7% of the total gross revenue of an individual property if operated as a “SuperVenience” property. 9% of the total gross revenue of an individual property if operated as a short term rental. These fees are difficult to determine at this time This fee will be paid to Keystone Investment Management, LLC.

Company Management Fee	Fees charged to the Company for management of the Company.

25% of the Distributable Cash that is available after the Class A Limited Partners have received their stated Preferred Return. This 25% will be paid, prorated, to the Class B Limited Partners, including the General Partner.

SELECTION, MANAGEMENT AND CUSTODY OF COMPANY’S INVESTMENTS

The Company will typically engage a related party property manager to manage properties. Generally, management costs will be a percentage of gross revenues not to exceed 9%.

42

LIMITATIONS OF LIABILITY

As permitted by California law, our Limited Partnership Agreement provides:

○	we will indemnify our General Partner to the fullest extent permitted by law;

○	we may indemnify our other employees and other agents to the same extent that we indemnify our General Partner; and

○

we will advance expenses to our General Partner in connection with a legal proceeding, and may advance expenses to any employee or agent; provided, however, that such advancement of expenses shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person was not entitled to be indemnified.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering as having prepared or certified any part of this Offering or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Class A Interests was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Trowbridge Sidoti LLP is providing legal services relating to this Form 1-A.

43

Keystone Investors - Urban Node Fund II LP

A California Limited Partnership

Financial Statements and Independent Auditor’s Report

May 31, 2018

Keystone Investors - Urban Node Fund II LP

F-1

INDEPENDENT AUDITOR’S REPORT

June 1, 2018

To:	Management, Keystone Investors - Urban Node Fund II GP, LLC
Attn: Austin Nissly

Re:	Initial period Financial Statement Audit

We have audited the accompanying financial statements of Keystone Investors - Urban Node Fund II, LP (a limited partnership organized in the State of California) (the “Company”), which comprise the balance sheet as of May 31, 2018, and the related statements of income, retained earnings, and cash flows for the period of April 24, 2018 (inception) through May 31, 2018, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of May 31, 2018, and the results of its operations and its cash flows for period of April 24, 2018 (inception) through May 31, 2018 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in the Notes to the Financial Statements, the Company is a business that has not yet commenced its planned operations, has incurred costs, and has not generated any revenues while seeking to raise capital under Title IV of the JOBS Act. Considering these factors, there exist substantial doubt as to whether the Company can continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty and we provide no opinion at this time about whether the Company will be successful in its plans to continue as a going concern.

Sincerely,

IndigoSpire CPA Group

IndigoSpire CPA Group, LLC

Aurora, Colorado

F-2

KEYSTONE INVESTORS - URBAN NODE FUND II, LP
BALANCE SHEET
May 31, 2018
See accompanying Independent Auditor’s Report and Notes to the Financial Statements

ASSETS
Current Assets:
Cash and cash equivalents	$1,000
Total Current Assets	1,000

TOTAL ASSETS	$1,000

LIABILITIES AND PARTNERS’ EQUITY
Liabilities:
Current Liabilities:
Accounts Payable	$0
Total Liabilities	0

TOTAL LIABILITIES	0

Partners Equity:
Partners’ Capital	1,000
Retained Earnings	0
Total Stockholders’ Equity	0

TOTAL LIABILITIES AND PARTNERS’ EQUITY	$1,000

F-3

KEYSTONE INVESTORS - URBAN NODE FUND II, LP
STATEMENT OF OPERATIONS
For the period April 24, 2018 (inception) through May 31, 2018
See accompanying Independent Auditor’s Report and Notes to the Financial Statements

Revenues	$0
Cost of revenues	0
Gross Profit (Loss)	0

Operating Expenses:
General and administrative	0
Sales and marketing	0
Organizational expenses	0
Total Operating Expenses	0

Operating Income	0

Provision for Income Taxes	0

Net Income	$0

F-4

KEYSTONE INVESTORS - URBAN NODE FUND II, LP
STATEMENT OF PARTNERS’ EQUITY
For the period of April 24, 2018 (inception) through May 31, 2018
See accompanying Independent Auditor’s Report and Notes to the Financial Statements

	Partners’ Equity	Accumulated Earnings/ (Deficit)	Total Partners’ Equity (Deficit)
April 24, 2018 (Inception)	0

Initial Capitalization by General Partners	$1,000	$0	$1,000

Net Income for period ending May 31, 2018	0	0	0

Balance as of May 31, 2018	$1,000	$0	$1,000

F-5

KEYSTONE INVESTORS - URBAN NODE FUND II, LP
STATEMENT OF CASH FLOWS
For the period April 24, 2018 (inception) through May 31, 2018
See accompanying Independent Auditor’s Report and Notes to the Financial Statements

Cash Flows From Operating Activities
Net Loss	$0
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
(Decrease) Increase in accrued expenses	0
Net Cash Used In Operating Activities	0

Cash Flows From Investing Activities
Purchase of property and equipment	0
Net Cash Used In Investing Activities	0

Cash Flows From Financing Activities
Initial capitalization by General Partner	1,000
Net Cash Provided By Financing Activities	1,000

Net Change In Cash and Cash Equivalents	1,000

Cash and Cash Equivalents at Beginning of Period	0
Cash and Cash Equivalents at End of Period	$1,000

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$0
Cash paid for income taxes	0

F-6

KEYSTONE INVESTORS - URBAN NODE FUND II, LP

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD APRIL 24, 2018 (INCEPTION) THROUGH MAY 31, 2018

See accompanying Independent Auditor’s Report

NOTE 1 - NATURE OF OPERATIONS

Keystone Investors - Urban Node Fund II, LP (which may be referred to as the “Company,” “we,” “us,” or “our”) will acquire and develop real estate properties, provide other operational services and/or make other investments dedicated to the earning returns for investors in real estate.

The Company organized in April 2018 in the State of California. The Company did not begin operations until 2018.

Since Inception, the Company has relied on advances from the general partner to fund its operations. As of May 31, 2018, the Company had little or no working capital and will likely incur losses prior to generating positive working capital. These matters raise substantial concern about the Company’s ability to continue as a going concern (see Note 5). During the next 12 months, the Company intends to fund its operations with funding from a crowdfunding campaign (see Note 7) and funds from revenue producing activities, if and when such can be realized. If the Company cannot secure additional short-term capital, it may cease operations. These financial statements and related notes thereto do not include any adjustments that might result from these uncertainties.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the footnotes thereto. Actual results could differ from those estimates. It is reasonably possible that changes in estimates will occur in the near term.

Risks and Uncertainties

The Company has a limited operating history. The Company’s business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company’s control could cause fluctuations in these conditions. Adverse conditions may include: recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company’s financial condition and the results of its operations. As of May 31, 2018, the Company is operating as a going concern. See Note 1 and Note 5 for additional information.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of May 31, 2018, the Company had $1,000 cash on hand.

Receivables and Credit Policy

Trade receivables from customers are uncollateralized customer obligations due under normal trade terms, primarily requiring payment before services are rendered. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customer. As a result, the Company believes that its accounts receivable credit risk exposure is limited and it has not experienced significant write-downs in its accounts receivable balances. As of May 31, 2018, the Company did not have any outstanding accounts receivable as it has not yet begun operations.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. The Company had not acquired any fixed assets as of May 31, 2018.

F-7

Income Taxes

Income taxes are provided for the tax effects of transactions reporting in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of receivables, inventory, property and equipment, intangible assets, and accrued expenses for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

There is no income tax provision for the Company as of May 31 2018 as the Company had not yet begun operations. The Company is taxed as a partnership. Thusly, the items of taxable income, gain, loss, or credit are generally passed through to the partners and taxed at the level of the partner. In some cases and for some transactions, the Company may accrue some state income taxes.

The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions. As of May 31, 2018, the unrecognized tax benefits accrual was zero as the Company had not yet begun operations.

Advertising Expenses

The Company expenses advertising costs as they are incurred.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fee, and costs of incorporation, are expensed as incurred.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers”. Under this guidance, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. The updated standard will replace most existing revenue recognition guidance under U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. Early adoption is not permitted. The updated standard for nonpublic entities will be effective after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. We are currently evaluating the effect that the updated standard will have on our financial statements and related disclosures.

In February 2016, FASB issued ASU No. 2016-02, Leases, that requires organizations that lease assets, referred to as “lessees”, to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2016-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, and early application is permitted. We are currently evaluating the effect that the updated standard will have on our financial statements and related disclosures.

In August 2016, FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230).” ASU 2016-15 provides classification guidance for certain cash receipts and cash payments including payment of debt extinguishment costs, settlement of zero-coupon debt instruments, insurance claim payments and distributions from equity method investees. The standard is effective on January 1, 2018, with early adoption permitted. The Company is currently in the process of evaluating the impact the adoption will have on its financial statements and related disclosures.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our balance sheet.

F-8

NOTE 3 - INCOME TAX PROVISION

The Company has not filed a corporate or state income tax return since the Company was not operational as of a calendar year end and therefore a tax return has not yet been required to be filed. Tax returns once filed will remain subject to examination by the Internal Revenue Service under the statute of limitations for a period of three years from the date it is filed. As discussed in “Income Taxes” in Note 2, the Company is a partnership for federal income tax and state income tax purposes and, thus, items of income, gain, loss, or credit are generally passed on to the partners and not subject to tax by the Company.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

Legal Matters

Company is not currently involved with and does not know of any pending or threatening litigation against the Company or its general partner.

NOTE 5 - GOING CONCERN

These financial statements are prepared on a going concern basis. The Company began operation in 2018 and therefore did not incur any profit as of May 31, 2018. During the next 12 months, the Company intends to fund its operations with funding from a crowdfunding campaign (see Note 7) and achieve profitable operations. The financial statements do not include any adjustments that might be necessary if the Company is not able to continue as a going concern.

NOTE 6 - PARTNERS’ EQUITY

General Partner Capitalization

In May 2018, the Company was capitalized with $1,000 by the General Partner, Keystone Investors - Urban Node Fund II GP, LLC.

NOTE 7 - SUBSEQUENT EVENTS

Anticipated Regulation A+ Offering The Company is offering (the “Regulation A+ Offering”) up to $50,000,000 in securities to achieve its commercial aims.

Management’s Evaluation

Management has evaluated subsequent events through June 1, 2018, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements.

F-9

PART III - EXHIBITS

Item 1. Index to Exhibits

1.	Articles of Organization
2.	Limited Partnership Agreement
3.	Subscription Agreement
4.	Consent
5.	Opinion re: Legality

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SIGNATURE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 27, 2018

Keystone Investors - Urban Node Fund II, LP

/s/ Austin Nissly
Austin Nissly, General Partner of Keystone
Investors - Urban Node Fund II GP, LLC
General Partner

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Keystone Investors - Urban Node Fund II, LP

/s/ Austin Nissly
Austin Nissly, General Partner of Keystone
Investors - Urban Node Fund II GP, LLC
General Partner

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